Exhibit 5

FOLEY & LARDNER LLP ATTORNEYS AT LAW

777 EAST WISCONSIN AVENUE, SUITE 3800 MILWAUKEE, WISCONSIN 53202-5306 414.271.2400 TEL 414.297.4900 FAX www.foley.com
October 18, 2004
CLIENT/MATTER NUMBER 038584-0110

Whiting Petroleum Corporation

1700 Broadway, Suite 2300

Denver, Colorado 80290-2300

Ladies and Gentlemen:

We have acted as counsel for Whiting Petroleum Corporation, a Delaware corporation (the “Company”) and Alliant Energy Resources, Inc., a Wisconsin corporation (the “Selling Stockholder”), in connection with the preparation of a Registration Statement on Form S-1 (the “Registration Statement”), including the prospectus constituting a part thereof (the “Prospectus”), filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the proposed issuance and offering by the Company of up to 8,625,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) and a proposed offering by the Selling Stockholder of 1,080,000 shares of Common Stock.

In connection with our representation, we have examined: (a) the Registration Statement, including the Prospectus; (b) the Amended and Restated Certificate of Incorporation and the Amended and Restated By-laws of the Company, as amended to date; (c) resolutions of the Company’s Board of Directors relating to the authorization of the issuance of the shares of Common Stock covered by the Registration Statement; and (d) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

Based on the foregoing, we are of the opinion that:

1. The Company is a corporation duly organized and validly existing under the laws of the State of Delaware.

2. The shares of Common Stock covered by the Registration Statement to be offered and sold by the Selling Stockholder have been validly issued and are fully paid and nonassessable.

3. The shares of Common Stock covered by the Registration Statement to be offered and sold by the Company, when the price and the other terms of sale thereof have been determined by action of the Special Offering Committee designated by the Company’s Board of Directors in the manner contemplated by and as authorized by the Company’s Board of Directors, and when issued and paid for in the manner contemplated in the Registration Statement and the Prospectus, will be validly issued, fully paid and nonassessable.

BRUSSELS CHICAGO DETROIT JACKSONVILLE	LOS ANGELES MADISON MILWAUKEE NEW YORK	ORLANDO SACRAMENTO SAN DIEGO SAN DIEGO/DEL MAR	SAN FRANCISCO SILICON VALLEY TALLAHASSEE	TAMPA TOKYO WASHINGTON, D.C. WEST PALM BEACH	001.1712187.1

Whiting Petroleum Corporation

October 18, 2004

We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion as an exhibit to the Registration Statement. In giving our consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Foley & Lardner LLP